PRESS RELEASE






FOR IMMEDIATE RELEASE                    CONTACT: WILLIAM J BOSSO 770-777-6795
DATE: SEPTEMBER 2, 2004


HEADLINE: GLOBAL LIFE SCIENCES, INC. MUTUALLY RESCINDS AGREEMENT WITH
          INTERNATIONALE FACHKLINK





BODY: ON SEPTEMBER 1, 2004 GLOBAL LIFE SCIENCES, INC. (GBLS PK) EXECUTED A MUTUAL RESCISSION AGREEMENT (THE "RESCISSION AGREEMENT") WITH PROFESSOR DR. DR. HANS-JURGEN REIMANN ("PROF. REIMANN") AND DR. ANTJE REIMANN ("DR. REIMANN"). PURSUANT TO THE TERMS AND CONDITIONS OF THE RESCISSION AGREEMENT, ALL AGREEMENTS ENTERED INTO BY AND AMONG THE PARTIES TO IT IN CONNECTION WITH THE "PURCHASE AGREEMENTS" WERE RESCINDED AS OF SEPTEMBER 22, 2003, ARE DEEMED TO HAVE BEEN OF NO FORCE OR EFFECT AS IF EACH OF THE PURCHASE AGREEMENTS HAD NEVER BEEN EXECUTED AND DELIVERED. IN CONNECTION WITH THE RESCISSION, AND EFFECTIVE AS OF SEPTEMBER 22, 2003, THE 26,500,000 SHARES OF OUR COMMON STOCK AND THE 3,500,000 OPTIONS TO PURCHASE OUR COMMON STOCK, HAVE BEEN CANCELLED. CERTAIN ADDITIONAL SHARES OF OUR COMMON STOCK THAT WERE ISSUED AND SOLD TO VARIOUS PERSONS SUBSEQUENT TO SEPTEMBER 22, 2003 HAVE ALSO BEEN CANCELLED, AND ANY AND ALL OF OUR RIGHTS IN AND TO THE ASSETS AND BUSINESS HAVE BEEN RETURNED TO PROF. REIMANN AND DR. REIMANN. ON SEPTEMBER 2, 2004, WE FILED A CERTIFICATION AND NOTICE OF TERMINATION OF REGISTRATION UNDER SECTION 12G OF THE SECURITIES EXCHANGE ACT OF 1934 ON FORM 15 WITH THE SECURITIES AND EXCHANGE COMMISSION.

ON SEPTEMBER 2, 2004, THOMAS KUSPERT RESIGNED AS OUR CHIEF FINANCIAL OFFICER AND A DIRECTOR.